As filed with the Securities and Exchange Commission on April 27, 2006

Registration No. 333-43962

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Water Pik Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	25-1843384
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

23 Corporate Plaza, Suite 246
Newport Beach, California 92660
(Address, Including Zip Code, of Principal Executive Offices)

Water Pik Technologies, Inc. Retirement Plan

(Full Title of the Plan)

Richard D. Tipton
Vice President, General Counsel and Secretary
Water Pik Technologies, Inc.

23 Corporate Plaza, Suite 246

Newport Beach, California 92660
(949) 719-3700

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Gary J. Singer, Esq.
O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, California 92660-6429

EXPLANATORY NOTE

On August 17, 2000, Water Pik Technologies, Inc., a Delaware corporation (the “Registrant”), filed a registration statement (the “Registration Statement”) on Form S-8 (Commission File No. 333-43962) with the Securities and Exchange Commission (the “Commission”), which registered 200,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), to be offered or sold under the Water Pik Technologies, Inc. Retirement Plan (the “Plan”).

On April 12, 2006 (the “Merger Date”), pursuant to an Agreement and Plan of Merger, dated as of January 6, 2006, by and among the Registrant, Coast Merger Corporation, a Delaware corporation (“Merger Sub”), and Coast Acquisition Corporation, a Delaware corporation (“Coast”), Merger Sub merged with and into the Registrant, and the Registrant become a wholly owned subsidiary of Coast (the “Merger”).  On April 12, 2006, the Registrant filed a certification and notice of termination of registration on Form 15 with respect to the Common Stock.

As a result of the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to its existing registration statements, including the Registration Statement.  Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of Common Stock reserved for issuance under the Plan which remain unissued on the Merger Date.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on April 27, 2006.

WATER PIK TECHNOLOGIES, INC.

By:	/s/ ROBERT J. RASP
Robert J. Rasp
President and Chief Executive Officer - Pool Products

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT J. RASP	President, Chief Executive	April 27, 2006
Robert J. Rasp	Officer - Pool Products, Assistant Secretary and Director (Principal Executive Officer)

/s/ ANTHONY D. PRUDHOMME	Vice President - Finance, Chief	April 27, 2006
Anthony D. Prudhomme	Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)

/s/ RICHARD P. BISSON	Chief Executive Officer –	April 27, 2006
Richard P. Bisson	Personal Health Care and Director

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